Exhibit 99.1

DIAMOND RESORTS INTERNATIONAL, INC. ENTERS INTO DEFINITIVE MERGER AGREEMENT TO BE ACQUIRED BY AFFILIATES OF CERTAIN FUNDS MANAGED BY AFFILIATES OF APOLLO GLOBAL MANAGEMENT FOR $30.25 PER SHARE IN CASH

LAS VEGAS (June 29, 2016) – Diamond Resorts International, Inc. (“Diamond Resorts” or the “Company”) (NYSE: DRII) today announced that it has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with affiliates of certain funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) (NYSE: APO), pursuant to which the Apollo Funds will acquire Diamond Resorts for $30.25 per share or approximately $2.2 billion.

The all-cash offer represents a premium of approximately 26% over Diamond Resorts’ closing share price on June 28, 2016, and a premium of approximately 58% over the closing share price on February 24, 2016, the day of Diamond Resorts’ announcement that it was exploring strategic alternatives.

Mr. David Palmer, Chief Executive Officer of Diamond Resorts, said, “We have built a solid business focused on operational excellence, hospitality, and customer satisfaction, the result of which has been stellar financial results and strong cash generation. This transaction is an excellent outcome for our shareholders. Apollo values the culture of hospitality and customer service that is the legacy of our Founder and Chairman Stephen J. Cloobeck and instilled in our organization. We are confident that Diamond Resorts will continue to be a vibrant company for our employees, partners and customers, and I am excited about the future of Diamond Resorts.”

The transaction will be completed through an all-cash tender offer. The Company’s Board of Directors, acting upon the recommendation of its Strategic Review Committee (the “Strategic Review Committee”), approved and adopted the Merger Agreement and recommends that the Company’s shareholders tender their shares in the offer pursuant to the Merger Agreement.

“We are tremendously excited about the opportunity for our funds to acquire Diamond Resorts,” said David Sambur, Partner at Apollo. “Stephen, David, the management team, and Diamond’s more than 8,000 team members have built an amazing customer-centric business with a great reputation that delivers award winning hospitality experiences at great value. We look forward to bringing Apollo’s resources to bear and working with the Diamond Resorts team to continue to grow and enhance their business.”

The transaction is conditioned upon satisfaction of the minimum tender condition which requires that shares representing more than 50 percent of the Company’s common shares be tendered and the receipt of certain regulatory approvals and other customary closing conditions.

There is no financing condition to completion of the tender offer and the merger. Financing is being provided by Barclays, Royal Bank of Canada, and Jefferies. PSP Investments Credit USA LLC is also providing debt financing commitments.

The transaction is currently expected to close over the next few months. If completed, the transaction will result in the Company becoming a privately held company, and Diamond Resorts’ common shares will no longer be listed on any public market.

Centerview Partners is serving as exclusive financial advisor to the Strategic Review Committee. Gibson, Dunn & Crutcher LLP is serving as legal advisor to the Strategic Review Committee. DLA Piper LLP served as special counsel and Katten Muchin Rosenman LLP served as antitrust counsel to the Company. Barclays and RBC Capital Markets, LLC are acting as M&A advisors to Apollo and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor to Apollo.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo had assets under management of approximately $173 billion as of March 31, 2016 in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, visit www.agm.com.

About Diamond Resorts International

Diamond Resorts International (NYSE: DRII), with its network of more than 420 vacation destinations located in 35 countries throughout the continental United States, Hawaii, Canada, Mexico, the Caribbean, South America, Central America, Europe, Asia, Australia and Africa, provides guests with choice and flexibility to let them create their dream vacation, whether they are traveling an hour away or around the world. Our relaxing vacations have the power to give guests an increased sense of happiness and satisfaction in their lives, while feeling healthier and more fulfilled in their relationships, by enjoying memorable and meaningful experiences that let them Stay Vacationed.

Safe Harbor Statement

This press release contains forward-looking statements, including statements related to proposed transaction and other statements regarding the Company’s current expectations, prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “could,” “forecast,” “believe,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation that the conditions to closing the transaction will be satisfied; the impact of the transaction on the Company’s business, its financial and operating results and its employees, suppliers and customers (in particular, HOAs and prospective purchasers of vacation ownership interests); factors affecting the feasibility and timing of any transaction or other action, including, without limitation, required third-party consents and regulatory approvals; the ability to identify and close any transaction; and risks related to realization of the expected benefits of the transaction or other action to the Company and its stockholders. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Diamond Resorts referenced in this press release has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that the Apollo Funds’ acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time the tender offer is commenced, the Apollo Funds’ acquisition subsidiary will file tender offer materials on Schedule TO, and Diamond Resorts thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER

DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF THE DIAMOND RESORTS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE DIAMOND RESORTS SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Diamond Resorts at no expense to them. The tender offer materials, the Solicitation/Recommendation Statement and other related documents (when available) will be made available for free at the SEC’s web site at www.sec.gov. Investors and securityholders may access copies of the Solicitation/Recommendation Statement and other related documents (when available) that Diamond Resorts files with the SEC at investors.diamondresorts.com.

Contacts:

Investors:
Sloane & Company	Apollo Global Management, LLC
Erica Bartsch, 1-212-446-1875	Gary Stein, 1-212-822-0467
ebartsch@sloanepr.com	gstein@apollolp.com
Media:
Diamond Resorts International, Inc.	Rubenstein Associates, Inc. for Apollo Global Management, LLC
Stevi Wara, 1-702-823-7069	Charles Zehren, 1-212-843-8590
Media@DiamondResorts.com	czehren@rubenstein.com